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                                                                    Exhibit 4.11

                              CERTIFICATE OF TRUST

                                       OF

                              ACE CAPITAL TRUST IV

         THIS Certificate of Trust of ACE Capital Trust IV (the "Trust"), dated as of May 14, 2002, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

     1. Name. The name of the business trust formed hereby is Ace Capital Trust
        ----
IV.

     2. Delaware Trustee.  The name and business address of the trustee of the
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Trust with a principal place of business in the State of Delaware is Bank One
Delaware, Inc., Three Christina Centre, 201 North Walnut Street, Wilmington, Delaware 19801.

    3.  Effective Date.  This Certificate of Trust shall be effective upon
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filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                            BANK ONE TRUST COMPANY, N.A., not in
                                            its individual capacity but solely
                                            as trustee of the Trust

                                            By: /s/ SANDRA L. CARUBA
                                               ---------------------------------
                                               Name: Sandra L. Caruba
                                               Title: Vice President


                                            BANK ONE DELAWARE, INC., not in its
                                            individual capacity but solely as
                                            trustee of the Trust

                                            By: /s/ SANDRA L. CARUBA
                                               ---------------------------------
                                               Name: Sandra L. Caruba
                                               Title: Vice President

                                            /s/ ROBERT A. BLEE
                                            ____________________________________
                                            ROBERT A. BLEE, not in his
                                            individual capacity but solely as
                                            trustee of the Trust